UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2011

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of Principal Executive Offices and Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2011, Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Hotels & Resorts, Inc. (“Host REIT”) acts as sole general partner, issued $425 million aggregate principal amount of Series W senior notes bearing interest at a rate of 5 7/8% per year due in 2019. The notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now, Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee (the “senior notes indenture”). The notes pay interest semi-annually in arrears. The notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time prior to June 15, 2015, the Series W senior notes will be redeemable at Host L.P.’s option, in whole or in part, at a price equal to 100% of their principal amount, plus a make-whole premium as set forth in the senior notes indenture, plus accrued and unpaid interest to the applicable redemption date. Beginning June 15, 2015, Host L.P. may redeem, in whole or in part, the Series W senior notes at any time subject to the payment of a redemption price together with any accrued and unpaid interest to the applicable redemption date. The redemption price includes a call premium that varies (from 2.9% to 0%) depending on the year of redemption.

Prior to June 15, 2014, Host L.P. may redeem up to 35% of the aggregate principal amount of the Series W senior notes at a redemption price equal to 105.875% of the principal amount thereof, together with any accrued and unpaid interest to the applicable redemption date, with the net cash proceeds of sales of equity securities by Host L.P. or Host REIT.

The holders of Series W senior notes will also have the right to require Host L.P. to repurchase their notes upon the occurrence of a change in control triggering event, as defined in the senior notes indenture, at an offer price equal to 101% of the principal amount of the senior notes plus accrued and unpaid interest to the date of purchase.

Ranking and Security

Under the terms of the senior notes indenture, the senior notes are equal in right of payment with all of Host L.P.’s unsubordinated indebtedness and senior to all subordinated obligations of Host L.P., subject to certain limitations set forth in the senior notes indenture. The senior notes are guaranteed by certain of Host L.P.’s subsidiaries and are currently secured by pledges of equity interests in certain of Host L.P.’s subsidiaries. The guarantees and pledges ratably benefit the notes outstanding under Host L.P.’s senior notes indenture, as well as Host L.P.’s credit facility and certain other senior debt, and interest rate swap agreements and other hedging agreements with lenders that are parties to the credit facility.

Restrictive Covenants

Under the terms of the senior notes indenture, Host L.P.’s ability to incur indebtedness and make distributions is subject to restrictions and the satisfaction of various conditions, including the achievement of an EBITDA-to-interest coverage ratio of at least 2.0x by Host L.P. This ratio is calculated in accordance with Host L.P.’s senior notes indenture and excludes from interest expense items such as call premiums and deferred financing charges that are included in interest expense on Host L.P.’s consolidated statement of operations. In addition, the calculation is based on Host L.P.’s pro forma results for the four prior fiscal quarters giving effect to certain transactions, such as acquisitions, dispositions and financings, as if they occurred at the beginning of the period. Other covenants limiting Host L.P.’s ability to incur indebtedness and make distributions include maintaining total indebtedness of less than 65% of adjusted total assets (using un-depreciated real estate values) and secured indebtedness of less than 45% of adjusted total assets. So long as Host L.P. maintains the required level of interest coverage and satisfies these and other conditions in the senior notes indenture, it may make distributions and incur additional debt under the senior notes indenture. There are exceptions permitting distributions by Host L.P. to Host REIT, and other holders of partnership interests, that are necessary for Host REIT to pay dividends required to maintain its status as a real estate investment trust, even when Host L.P. does not meet the financial covenant tests set forth above.

The senior notes indenture also imposes restrictions on customary matters, such as limitations on the capital expenditures, acquisitions, investments, and transactions with affiliates and the incurrence of liens.

Registration Rights Agreement

In connection with the issuance of the Series W senior notes, Host L.P. also entered into a registration rights agreement, dated as of May 11, 2011, (the “Registration Rights Agreement”) under which Host L.P. agreed pursuant to customary terms to make an offer to exchange the Series W senior notes for registered, publicly tradable notes that have substantially identical terms to the Series W senior notes. Under the terms of the Registration Rights Agreement, Host L.P. also agreed, in certain limited circumstances, to file a shelf registration statement that would allow certain holders of the Series W senior notes to resell their respective notes to the public.

Use of Proceeds

Host L.P. intends that the net proceeds of the offering of approximately $415 million, after taking into account discounts, fees and offering expenses, will be used to redeem all of the $250 million in aggregate principal amount outstanding of the 7 1/8% Series K senior notes due 2013, to repay (without a reduction in commitment) $50 million in borrowings under Host L.P.’s credit facility and for general corporate purposes. Pending application of the net proceeds, the proceeds may be invested in short-term securities.

Item 8.01. Other Events.

On May 11, 2011, Host L.P. gave notice that it intends to redeem the remaining $250 million in aggregate principal amount outstanding of Host L.P.’s 7 1/8% Series K senior notes due 2013. The redemption date for the Series K senior notes is June 10, 2011 pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on May 11, 2011. The Series K senior notes were issued pursuant to a supplement to Host L.P.’s senior notes indenture. Under the terms of the Series K senior notes, the redemption price will be 101.188% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date.

The Series K senior notes are being redeemed with a portion of the proceeds from Host L.P.’s issuance of $425 million aggregate principal amount of 5 7/8% Series W senior notes due 2019, which were issued on May 11, 2011.

Forward-Looking Statements

The discussion in this report on Form 8-K contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effect of anticipated renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for Host REIT to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the SEC. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Thirty-Ninth Supplemental Indenture, dated May 11, 2011, by and among Host Hotels & Resorts, L.P., the Subsidiary Guarantors named therein and The Bank of New York Mellon, as successor to HSBC Bank USA (formerly Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: May 12, 2011	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: May 12, 2011	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Thirty-Ninth Supplemental Indenture, dated May 11, 2011, by and among Host Hotels & Resorts, L.P., the Subsidiary Guarantors named therein and The Bank of New York Mellon, as successor to HSBC Bank USA (formerly Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998